Exhibit 2.5

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment”), dated as of February 7, 2018, to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended by Amendment No. 1, dated as of November 15, 2017, Amendment No. 2, dated as of December 27, 2017, and Amendment No. 3, dated as of January 9, 2018, and as further amended, restated or otherwise modified from time to time, the “Agreement”), by and among IEA Energy Services LLC, a Delaware limited liability company, M III Acquisition Corp., a Delaware corporation (the “Buyer”), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer, Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (the “Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC, a Delaware limited liability company, and M III Sponsor I LP, a Delaware limited partnership. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

WITNESSETH:

WHEREAS, pursuant to and in accordance with Section 12.2 of the Agreement, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.  Amendment of Section 1.1 of the Agreement.  Section 1.1 of the Agreement is hereby amended as follows:

(a)         The following definition of “Closing Price Per Share” is hereby inserted in alphabetical order:

“‘‘Closing Price Per Share” means the average of the daily closing trading prices per share for the Buyer Common Shares on NASDAQ, as determined on each day of the “measuring period,” which shall consist of the five (5) consecutive trading days ending on the last trading day before the Closing Date.”

(b)         The definition of “Total Consideration” is hereby deleted in its entirety and restated as follows:

“‘‘Total Consideration” means the sum of (a) the aggregate amount of Cash Consideration, plus (b) the aggregate value of the Buyer Common Shares issued to the Seller at Closing, plus (c) the aggregate value of the Buyer Preferred Shares issued to the Seller at Closing. For purposes of this definition, (i) the aggregate value of such Buyer Common Shares shall be an amount equal to the product of (x) the number of Buyer Common Shares being issued to Seller at the Closing multiplied by (y) the Closing Price Per Share and (ii) the aggregate value of such Buyer Preferred Shares shall be an amount equal to the product of (x) the number of Buyer Preferred Shares being issued to the Seller at the Closing multiplied by (y) the Buyer Share Issue Price with respect to the Buyer Preferred Shares.”

Section 2.  No Other Change.  Except as expressly modified by this Amendment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Agreement.

Section 3.  Miscellaneous.  The “Miscellaneous” provisions set forth in Article 12 of the Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that for purposes of Section 12.3, and for all other purposes, each reference to the Agreement shall refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

IEA ENERGY SERVICES LLC

By:	/s/ DAVID BOSTWICK
	Name:	David Bostwick
	Title:	Secretary

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ DAVID BOSTWICK
	Name:	David Bostwick
	Title:	Secretary

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ IAN SCHAPIRO
	Name:	Ian Schapiro
	Title:	Authorized Signatory

By:	/s/ PETER JONNA
	Name:	Peter Jonna
	Title:	Authorized Signatory

[Signature Page to Amendment 4 to Agreement and Plan of Merger]

M III ACQUISITION CORP.

By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

WIND MERGER SUB I, INC.

By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

WIND MERGER SUB II, LLC

By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

M III SPONSOR I LLC,

By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Managing Member

M III SPONSOR I LP
By:	M III Acquisition Partners I Corp., the general partner

By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

[Signature Page to Amendment 4 to Agreement and Plan of Merger]